SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  March 7, 2003


    JACKSON PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)
Delaware                                                           75-2470881
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

      801 Corporate Centre Drive, Suite 300, Saint Charles, Missouri 63304
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                    (Address of principal executive offices)

                                 (636) 300-2700
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              (Registrant's telephone number, including area code)
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                                 Not Applicable
          (Former name or former address, if changed since last report)


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

                      INFORMATION TO BE INCLUDED IN REPORT



Item 1. Changes in Control of Registrant.

     Not Applicable.


Item 2. Acquisition or Disposition of Assets.

     Not Applicable.


Item 3. Bankruptcy or Receivership.

     Not Applicable.


Item 4. Changes in Registrant's Certifying Accountant.

     Not Applicable.


Item 5. Other Events.

     On March 7, 2003 the Registrant issued a press release announcing that Registrant had appointed David Gilchrist President and Chief Executive Officer. A copy of the press release is attached as an exhibit to this report.


Item 6. Resignations of Registrant's Directors.

     Not Applicable.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Not Applicable.


Item 8. Change in Fiscal Year.

     Not Applicable.


Item 9. Regulation FD Disclosure.

     Not Applicable.



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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           JACKSON PRODUCTS, INC.



Date: March 7, 2003                      By:  /s/ William L. Babler
                                             ---------------------------
                                             Name:  William L. Babler
                                             Title: Chief Financial Officer



                                  EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

EX-  99.1      Press  Release  Dated March 7, 2003  announcing  that  Registrant had appointed  David Gilchrist  as President and  Chief Executive
               Officer

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                                                    For Release on March 7, 2003

                               For additional information, contact:  Bill Babler
                                                                  (636) 300-2700







JACKSON PRODUCTS, INC. Names David Gilchrist as President and CEO

     Jackson Products today announced the appointment of David Gilchrist as President and Chief Executive Officer, effective March 12, 2003. Mr. Gilchrist has more than 30 years of management experience in several industries including building products, automotive, electronics, medical, consumer products and fabricated metals in the U.S., as well as international markets.

     Mr. Gilchrist joins Jackson from Memphis based VP Buildings, a building products company with revenues of more than $500 million, where he has been President and Chief Executive Officer since 1995.

     Mr. Gilchrist began his career in the Navy in 1972 before departing in 1979 to join General Electric. At General Electric, he was Manager of Product Planning and Marketing at the Specialty Transformer Division when he left in 1982. Mr. Gilchrist then joined Warner Electric (industrial transmissions) and became National Sales Manager, leaving in 1985 due to the acquisition by Dana Corporation. Mr. Gilchrist then joined Emerson Electric where he was Vice President of Marketing at the White Rodgers Division (thermostats, gas valves) and then President of the Fusite Division (glass, metal seals).

     Mr. Gilchrist has a B.S. in Mechanical Engineering from the U.S. Naval Academy and an M.B.A. from St. Francis College.

     "Dave brings a wealth of experience and leadership to Jackson," said George Kelly, Jackson Product's Chairman. "Dave has a strong background in manufacturing and distribution, a record of achievement in his past positions and a reputation for successfully growing businesses."

     Mr. Gilchrist commented, "I look forward to this new challenge and the opportunity to continue to grow Jackson's business. Jackson has a portfolio of world-class brands and products, with strong customer relationships and talented employees."

     Headquartered in St. Louis, Missouri, Jackson Products is a leading designer and manufacturer of safety products for individuals in the work place, for highways and airports. Jackson's products include electronic quick-change welding helmets, head, eye, ear and face protection, reflective glass beads, traffic markings and traffic markings application equipment and innovative products for traffic work zone safety. Jackson employs approximately 800 people with operations in the U.S. and Europe. See Jackson's website at www.jacksonproducts.com for more details.